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                                                             EXHIBIT 99.1

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                  Years Ended December 31, 1996, 1997 and 1998
                                 (in thousands)

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
                                                           Additions
                                                     ----------------------    Deductions
                                       Balance at    Charged to  Charged to   (write-offs,     Balance at
                                       beginning     costs and     other         net of         at end
        Description                    of period      expenses    accounts    collections)     of period
        -----------                    ----------    ----------  ----------   ------------     ----------
Deducted from asset accounts:
  Allowance for doubtful accounts:
    Period from January 1, 1996
      through July 31, 1996 .........     $113          $ 72         $ -          $(94)          $ 91
  Predecessors Combined:
    One month ended December 31,
      1995 ..........................       28             -           -             -             28
    Period ended December 31,
      1996 ..........................       28            61           -            (8)            81
    Nine Months ended
      September 30, 1997 ............       81           139           -           (97)           123
  Waste Connections, Inc.:
    Year ended December 31, 1996 ....       96            43           -           (44)            95
    Year ended December 31, 1997 ....       95            74           -           (43)           126
    Year ended December 31, 1998 ....      126           616           -          (198)           544
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